BY-LAWS

OF

NICHOLAS FAMILY OF FUNDS, INC.

(a Maryland Corporation)

 BY-LAWS OF
NICHOLAS FAMILY OF FUNDS, INC.

ARTICLE I.
SHAREHOLDERS' MEETINGS

            Section 1. Place of Meetings. All meetings of shareholders shall be held at 700 North Water Street, Milwaukee, Wisconsin, or such other location in the State of Wisconsin as determined by the Board of Directors.

            Section 2. Annual Meetings. To the extent permitted by Maryland law, the Corporation shall not be required to hold an annual meeting of shareholders in any year in which none of the following is required to be acted upon by shareholders under the Investment Company Act of 1940, as amended (the "1940 Act"): (1) election of directors; (2) approval of any investment advisory agreement; (3) ratification of the selection of independent auditors; and (4) approval of a distribution agreement. In the event an annual meeting is required to be held, such annual meeting shall be held on such date and at such time as determined by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice.

            Section 3. Special Meetings. Special meetings of the shareholders may be called by the resolution of the Board of Directors or by the President, an Executive Vice President, a Senior Vice President or Vice President. Special meetings of the shareholders shall be called by the Secretary upon the written request of shareholders entitled to vote not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose(s) of such meeting and the matters(s) proposed to be acted upon, and the Corporation may condition the calling of the meeting on payment by the shareholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, in which case the Secretary shall determine and specify the estimated cost to such shareholders.

            No special meeting shall be called upon the request of shareholders if the purpose is to consider any matter which is substantially the same as a matter voted upon at any special meeting of shareholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

            The Corporation shall cooperate with and assist the shareholders of records who notify the Corporation that they wish to communicate with other shareholders for the purpose of obtaining signatures to request such a meeting, all pursuant to and made in accordance with Section 16(c) of the 1940 Act.

            Section 4. Notice of Meeting; Waiver of Notice. Not less than ten days nor more than 90 days before the date of every shareholders' meeting, the Secretary shall give to each shareholder entitled to vote at such meeting, written or printed notice stating the time and place of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his or her post office address as it appears on the records of the Corporation, with postage thereon prepaid.

            Notice of any meeting of shareholders shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

            Irregularities in the notice or giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the shareholders shall not invalidate any action otherwise properly taken by or at any such meeting.

            Section 5. Quorum. At any meeting of shareholders the presence in person or by proxy of shareholders entitled to cast a one-third of the votes thereat shall constitute a quorum, except with respect to any matter which by law requires the separate approval of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of a one-third of the shares of stock of each class or series entitled to vote on the matter shall constitute a quorum for that class or series. This section shall not affect any requirement under statute or under the Articles of Incorporation for the vote necessary for the adoption of any measure. If at any meeting a quorum is not present or represented, the chairman of the meeting or the holders of a majority of the shares present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented to a date not more than 120 days after the original record date of the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

            Section 6. Stock Entitled to Vote. Each issued share of stock shall be entitled to vote at any meeting of shareholders, except shares as to which any installment payable thereon is overdue and unpaid. In addition, shares of the Corporation’s own stock owned directly or indirectly by it may not be voted at any meeting and may not be counted in determining the total number of outstanding shares entitled to vote at any given time unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

            Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board (if one has been designated by the Board), or in his or her absence or inability to act, any other person so designated by the Chairman or the Board of Directors shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected by a majority of the shareholders present in person or by proxy at the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

            Section 8. Order of Business. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.

            Section 9. Voting. Each full outstanding share of stock entitled to vote at a meeting of shareholders shall be entitled to one vote on each matter submitted to a vote, and fractional shares shall have fractional votes. In all elections for directors, every shareholder shall have the right to vote the shares owned of record by him or her for as many persons as there are directors to be elected. There shall be no cumulative voting in the election of directors. A shareholder may vote the shares owned of record by him or her as of the record date determined pursuant to Section 6 of Article IV, or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed, or (ii) the thirtieth day before the meeting. A shareholder of record may vote his or her shares either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date unless otherwise provided in the proxy. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where such proxy states that it is irrevocable and where law permits an irrevocable proxy. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

            A majority of the votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be sufficient to take or authorize any action which may properly come before the meeting, unless a greater number is required by these By-laws, by statute or by the Articles of Incorporation. No vote upon any matter, except in those cases where required under the provisions of the 1940 Act, need be by ballot.

            Section 10. Informal Action. Except as otherwise provided by statute or the Articles of Incorporation, any action required to be taken at any meeting of shareholders, or any action which may be taken at any meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if an unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and is filed with the records of the shareholder meetings.

ARTICLE II.
BOARD OF DIRECTORS

            Section 1. Number. The Board of Directors shall consist of not fewer than three nor more than 12 directors, as specified by a resolution of a majority of the entire Board of Directors, provided that if the Corporation has issued any outstanding shares of capital stock. The Corporation may have less than three but not less than one director if there is no stock outstanding.

            Section 2. Election and Qualification. Until the first meeting of shareholders or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. At the first meeting of the shareholders, the shareholders shall elect directors to hold office until the next meeting or until their successors are elected and qualified or until their earlier death, resignation or removal. A director need not be a shareholder of the Corporation, but must be eligible to serve as a director of a registered investment company under the 1940 Act.

            Section 3. Vacancies. Any vacancy on the Board of Directors occurring between shareholders' meetings called for the purpose of electing directors may be filled, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office at an annual or special meeting of shareholders, in the following manner: (i) for a vacancy occurring other than by reason of an increase in directors, by a majority of the remaining members of the Board, although such majority is less than a quorum; (ii) for a vacancy occurring by reason of an increase in the number of directors, by action of a majority of the entire Board. A director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualifies.

            If by reason of the death, disqualification or bona fide resignation of any director or directors, and as a result thereof, less than the requisite number of Directors holding office are "disinterested persons" of the Corporation as required by, and defined under, the 1940 Act, such vacancy or vacancies, as applicable, shall be filled within 60 days if a vote of shareholders is required to fill such vacancy; provided that such vacancy may be filled within such longer period as the Securities and Exchange Commission may prescribe by rules and regulations upon its own motion or by order upon application.

            In the event that at any time less than a majority of the directors were elected by the shareholders, the Board of Directors or a proper officer shall forthwith cause to be held as promptly as possible (and in any event within 60 days of such event) a meeting of shareholders for the purpose of electing directors to fill any existing vacancies in the Board, unless the Securities and Exchange Commission shall by order extend such period.

            Section 4. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Articles of Incorporation or by these By-laws conferred upon or reserved to the shareholders.

            Section 5. Resignation and Removal. A director of the Corporation may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. At any meeting of shareholders duly called and at which a quorum is present, the shareholders may, by the affirmative vote of two-thirds of the outstanding shares entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

            Section 6. Place of Meeting. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as may be specified in the call of any meeting.

            Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

            Section 8. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President or a majority of the directors in writing with or without a meeting. Notice of special meetings shall either be mailed by the Secretary to each director at least three days before the meeting or shall be given personally or telegraphed or telecopied to each director at least 24 hours before the meeting. Such notice shall set forth the time and place of such meeting but need not, unless otherwise required by law, state the purposes of the meeting.

            Section 9. Quorum and Vote Required for Action. At all meetings of the Board of Directors, a majority of the entire Board shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Articles of Incorporation or these By-laws. If at any meeting a quorum is not present, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 10. Meetings By Telephone Or By Other Communication Technology. Meetings of the Board of Directors or committees thereof may be conducted by telephone or by other communication technology in accordance with Section 2-409 of Maryland General Corporation Law. This Section 10 shall not be applicable to meetings held for the purpose of voting on such other matters as to which the 1940 Act or the rules thereunder require that votes be cast in person.

            Section 11. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another Director or officer of the Corporation chosen by a majority of the Directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

            Section 12. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board, except where applicable law specifically requires a meeting of the Board of Directors at which votes are cast by the directors in person.

            Section 13. Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint certain committees composed of two or more members (who need not be members of the Board of Directors) and shall have such powers as may be delegated or authorized by the resolution appointing them, except the power to authorize the issuance of stock, declare a dividend or distribution on stock, recommend to shareholders any action requiring shareholder approval, amend these By-laws, or approve any merger or share exchange which does not require shareholder approval. The Board may at any time change the members of any such committee, fill vacancies or discharge any such committee. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors or officer to act in the place of such absent member.

            Section 14. Committee Action Without Meeting. The provisions of these By-laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any committee of the Board of Directors appointed pursuant to these By-laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the committee entitled to vote upon the action, and such written consent is filed with the records of the proceedings of the committee.

ARTICLE III.
OFFICERS AND EMPLOYEES

            Section 1. Election and Qualification. At least annually at a meeting of the Board of Directors, there shall be elected a President, a Secretary and a Treasurer. The Board also may elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Two or more offices, except those of President and Vice President, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers. Each officer must be eligible to serve as an officer of a registered investment company under the 1940 Act. Nothing herein shall preclude the employment of other employees or agents by the Corporation from time to time without action by the Board.

            Section 2. Term, Removal, Resignation, Vacancies, and Duties. The officers shall be elected to serve terms as designated by the Board of Directors and until their successors are elected and qualified. Any officer may be removed by the Board, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign his office at any time by delivering a written resignation to the Corporation. Unless otherwise specified therein, such resignation shall take effect upon delivery. A vacancy in any office may be filled by the Board for the unexpired term. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in or pursuant to these By-laws, or, to the extent not so provided, as may be prescribed by the Board of Directors; provided that no rights of any third party shall be affected or impaired by any such by-laws or resolution of the Board unless the third party has knowledge thereof.

            Section 3. Bonding. Each officer and employee of the Corporation who singly or jointly with others has access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, shall be bonded against larceny and embezzlement by a reputable fidelity insurance company. Each such bond, which may be in the form of an individual bond or a blanket bond covering all such officers and employees, shall be in such form and for such amount (determined at least annually) as the Board of Directors shall determine in compliance with the requirements of the 1940 Act, and the rules, regulations and orders of the Securities and Exchange Commission thereunder.

            Section 4. President. The President shall be the chief executive officer of the Corporation. He or she shall preside at all meetings of the shareholders and directors, have general and active management of the business of the Corporation, see that all orders and resolutions of the Board of Directors are carried into effect, and execute in the name of the Corporation applicable authorized instruments of the Corporation calling for the signature of the President. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

            Section 5. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents. The Executive Vice President, if any, or if there be more than one, the Executive Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Senior Vice President, if any, or if there be more than one, the Senior Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Vice President, if any, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice President(s) (if any) and the Senior Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate. The Assistant Vice President, if any, or if there be more than one, the Assistant Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice President(s) (if any), the Senior Vice President(s) (if any), or the Vice President(s) (if any), perform the duties and exercise the powers of the President, and shall have such other duties and powers as the Board may from time to time prescribe or the President delegate.

            Section 6. Secretary and Assistant Secretaries. The Secretary shall give notice of, attend and record the minutes of meetings of shareholders and directors, keep the corporate seal and, when authorized by the Board, affix the same to any instrument requiring it, attesting to the same by his or her signature, and shall have such further duties and powers as are incident to his or her office or as the Board may from time to time prescribe. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other duties and powers as the Board may from time to time prescribe or the Secretary delegate.

            Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial and accounting officer of the Corporation. He or she shall be responsible for the custody and supervision of the Corporation's books of account, and shall have such further duties and powers as are incident to his or her office or as the Board of Directors may from time to time prescribe. The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other duties and powers as the Board may from time to time prescribe or the Treasurer delegate.

            Section 8. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties a the Board of Directors may determine. The Board of Directors may from time to time delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their rights, terms of office, authorities and duties.

            Section 9. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

ARTICLE IV.
UNCERTIFICATED SHARES AND TRANSFER BOOKS

            Section 1. Uncertificated Shares. In accordance with Section 2-210 of Maryland General Corporation Law, any and all shares of capital stock of the Corporation now or hereafter authorized for issuance shall be uncertificated shares.

            Section 2. Stock Ledger. The Corporation shall maintain at its office in Milwaukee, Wisconsin, or at the office of its principal transfer agent, if any, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares held by each shareholder.

            Section 3. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as such, as the owner of shares for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

            Section 4. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and the payment of all taxes thereon. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

            Section 5. Transfer Agent and Registrar. The Corporation may maintain one or more transfer offices or agencies, where the shares of stock of the Corporation shall be transferable. The Corporation also may maintain one or more registry offices, each in charge of a registrar, where such shares of stock shall be registered. The same person or entity may be both a transfer agent and registrar.

            Section 6. Fixing of Record Dates and Closing of Transfer Books. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board may provide that the stock transfer books shall be closed for a stated period. If the stock transfer books are closed for the purpose of determining shareholders entitled to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such action. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the later of the close of business on the date on which notice of the meeting is mailed or the thirtieth (30th) day before the meeting shall be the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

            Section 7. Fractional Denominations. Subject to any applicable provisions of law and the charter of the Corporation, the Corporation may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued from time to time be limited or determined by or under the authority of the Board of Directors.

ARTICLE V.
ACCOUNTS, REPORTS AND CUSTODIAN

            Section 1. Inspection of Books. The Board of Directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them, shall be open to the inspection of the shareholders and the shareholders rights in this respect shall be limited accordingly.

            Section 2. Reliance on Records. Each director and officer shall, in the performance of his or her duties, be fully protected in relying in good faith on the books of account or reports made to the Corporation by any of its officials, by an independent public accountant, or by any appraiser selected with reasonable care by the Board, and in relying in good faith upon other records of the Corporation.

            Section 3. Preparation and Maintenance of Accounts, Records and Statements. Annually, a full and correct statement of the affairs of the Corporation, including a balance sheet or statement of financial condition and a financial statement of operations for the preceding fiscal year shall be prepared, which shall be submitted at the annual meeting of the shareholders (if there is one) and filed within 20 days thereafter at the principal office of the Corporation in the State of Maryland. If the Corporation is not required to hold an annual meeting of shareholders, the Corporation’s statement of affairs shall be placed on file at the Corporation’s principal office in the State of Maryland within one hundred and twenty (120) days after the end of its fiscal year. The proper officers of the Corporation also shall prepare, maintain and preserve or cause to be prepared, maintained and preserved the accounts, books and other documents required by the 1940 Act, and shall prepare and file or cause to be prepared and filed the reports required by the 1940 Act.

            Section 4. Auditors. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. No independent public accountant shall be retained or employed by the Corporation to examine, certify or report on its financial statements for any fiscal year unless such selection (i) shall have been approved by the Board of Directors in accordance with the 1940 Act; (ii) shall have been ratified at the next succeeding annual meeting of shareholders, provided that any vacancy occurring between annual meetings due to the death or resignation of such accountant may be filled by the Board; and (iii) shall otherwise meet the requirements of the 1940 Act.

            Section 5. Custodian. All securities, evidences of indebtedness and funds of the Corporation shall be entrusted to the custody of one or more custodians or depositaries having the qualifications prescribed by, and shall be so designated pursuant to, the 1940 Act.

            Section 6. Agreement with Custodian. Each custodian shall be employed pursuant to a written agreement which shall conform to the requirements prescribed by any applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act.

            Section 7. Termination of Custodian Agreement. Any agreement with a custodian shall be terminable on 60 days' notice in writing by the Board of Directors or the custodian and upon any such termination the custodian shall turn over only to the succeeding custodian designated by the Board of Directors all funds, securities and property and documents of the Corporation in its possession.

ARTICLE VI.
GENERAL PROVISIONS

            Section 1. Offices. The principal office of the corporation in the State of Maryland shall be in the City of Baltimore. The Corporation also may have offices at such other places within and without the State of Maryland as the Board of Directors may from time to time determine. Except as otherwise required by statute, the books and records of the Corporation may be kept outside the State of Maryland.

            Section 2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal" and "Maryland." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

            Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

            Section 4. Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of shareholders or directors is required to be given under the statute, the Articles of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, either before or after the holding thereof, or actual attendance at the meeting of shareholders in person or by proxy or at the meeting of directors in person, shall be deemed equivalent to the giving of such notice to such persons. No notice need be given to any person with whom communication is made unlawful by any law of the United States or any rule, regulation, proclamation or executive order issued under any such law.

            Section 5. Voting of Stock of Other Corporations. Unless otherwise ordered by the Board of Directors, or unless otherwise delegated to the Investment Adviser in an investment advisory agreement, the President shall have full power and authority, in the name and on behalf of the Corporation, (i) to attend, act and vote at any meeting of shareholders of any company in which the Corporation may own shares of stock of record, beneficially (as the proxy or attorney-in-fact of the record holder) or of record and beneficially, and (ii) to give voting directions to the record shareholder of any such stock beneficially owned. At any such meeting, he or she shall possess and may exercise any and all rights and powers incident to the ownership of such shares and which, as the holder or beneficial owner and proxy of the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

            Section 6. Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, or by unanimous written consent, all pursuant to law. The source of each dividend payment shall be disclosed to the shareholders receiving such dividend, to the extent required by the laws of the State of Maryland and by the 1940 Act, and the rules and regulations of the Securities and Exchange Commission thereunder. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

            Section 7. Indemnification. Any person who is serving or has served as a director or officer of the Corporation or, at its request, as a director or officer of another corporation in which it owns stock or of which it is a creditor, shall be indemnified by the Corporation against expenses (including judgments, amounts paid in settlement and fees and expenses of counsel and experts) actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she is made a party, or from any claim with which he or she is threatened by reason of his or her being or having been a director or officer of the Corporation or any such other corporation (whether or not he or she continues to be a director or officer at the time such expense is incurred by him or her), except in relation to matters as to which such person has been adjudged liable because of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In the absence of an adjudication which expressly absolves such person from liability to the Corporation or its shareholders for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, indemnification shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the Corporation who are not involved in the action, suit, proceeding or claim and who are not interested directors as defined in the 1940 Act (or, if a majority of such members are so involved, upon the prior written opinion of independent counsel), that such person has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the Corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. In the event of such person's death, the right to indemnification shall extend to his or her legal representative. The Corporation may advance attorneys' fees or other expenses incurred by its directors, officers, investment adviser, agent or employee in defending a proceeding, upon the undertaking by or on behalf of the person to be indemnified ("indemnitee") to repay the advance unless it is ultimately determined that he or she is entitled to indemnification, so long as the advance is conditioned on one of the following: (i) the indemnitee shall provide a security for his or her undertaking; (ii) the Corporation shall be insured against losses arising by reason of any lawful advances; or (iii) a majority of a quorum of the disinterested non-party directors of the Corporation, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification. The foregoing rights of indemnification shall be exclusive of any other rights to which the officers and directors may be entitled according to law.

            Section 8. Compliance with Federal or State Regulations.The Board of Directors is hereby empowered to take such action as it may deem to be necessary, desirable or appropriate so that the Corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Corporation is required.

ARTICLE VII.
AMENDMENTS

            Section 1. By Shareholders. These by-laws may be adopted, amended or repealed by the affirmative vote of the holders of two-thirds of the Corporation’s shares eligible to vote, at any annual or special meeting of the shareholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

            Section 2. By Board of Directors. The Directors may adopt, amend or repeal any by-law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed by-law, amendment or repeal shall have been included in the notice of such meeting.

            Section 3. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the by-laws then in effect, but which is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the by-laws so that the by-laws would be consistent will such action and which is not in violation of applicable federal or state law, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.